Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE OF CLAIMS
This Separation Agreement and Release of Claims ("Agreement") is made by and between MERIDIAN BIOSCIENCE, INC. (the "Company"), and RICHARD L. EBERLY ("Executive").
WHEREAS, Executive has agreed, in exchange for certain Severance Pay as described herein, to enter into this Agreement, including the release of claims in favor of the Company, pursuant to the Change in Control Agreement by and between the Company and Executive, dated August 4, 2016 (the "Change in Control Agreement").
NOW THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:
1. Termination.  Executive's employment from the Company is terminated, effective February 20, 2018 ("Termination Date").
2. Payment of Salary.  Executive acknowledges and represents that, as of February 23, 2018, the Company has paid all salary, wages, bonuses, accrued vacation, commissions, dividend equivalents, and any and all other benefits due or owing to Executive through the Termination Date, as more fully set forth on Exhibit A.
3. Payment of Severance Pay.  Company will pay to the Executive Severance Pay as described in Exhibit A, attached hereto, in accordance with the terms of the Change in Control Agreement.  Severance Pay will be paid as a lump sum within thirty (30) days following the date upon which this Agreement becomes irrevocable. Executive acknowledges and agrees that Executive is not entitled to any other compensation or benefits than those described in Exhibit A and will only receive the Severance Pay described in Exhibit A, contingent upon execution and non-revocation of this Agreement.
4. Confidential Information and Restrictive Covenants.  The Executive shall continue to comply with the terms and conditions of the Non-Competition and Confidentiality Agreement for New Employee between Executive and the Company, and executed on or about March 1, 1995 (the "Confidentiality Agreement"), which is incorporated herein by reference.  These restrictions require, without limitation, that Executive: (a) maintain the confidentiality of any and all Company Confidential Information or Trade Secrets; (b) refrain for a period of two years from the Termination Date from competing with Company; and (c) refrain for a period of two years from the Termination Date from soliciting any current employee of Company.
5. Return of Company Property. Executive shall return all Company property and confidential and proprietary information in Executive's possession to the Company no later than five days after the Termination Date.
6. Release of Claims.  Except as set forth in the last paragraph of this Section 6, Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company.  Executive, on behalf of himself, and his respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,
(a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;
(b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, and The Worker Adjustment and Retraining Notification Act;
(e) any and all claims for violation of the federal, or any state, constitution;
(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and
(g) any and all claims for attorneys' fees and costs.
Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  Nothing in this Agreement waives Executive's rights to indemnification or any payments under any fiduciary insurance policy, if any, provided by any act or agreement of the Company, state or federal law or policy of insurance.
7. Acknowledgment of Waiver of Claims under ADEA.  Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary.  Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement.  Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled.  Executive further acknowledges that Executive has been advised by this writing that (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has at least forty-five (45) days within which to consider this Agreement; (c) Executive has seven (7) days following the execution of this Agreement to revoke Executive's acceptance of the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.  Any revocation must be in writing and delivered to Ginette Sturtz, Director of Human Resources, at the Company by close of business on the seventh day from the date that Executive signs this Agreement.
8. No Pending or Future Lawsuits.  Executive represents that Executive has no lawsuits, claims, or actions pending in Executive's name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein.  Executive also represents that Executive does not intend to bring any claims on Executive's own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
9. No Re-Hire.  Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any future employment with the Company, its subsidiaries, or any successor, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.  Should Executive apply for a job with Company, Company may disregard such application with no liability whatsoever.

10. No Cooperation.  Executive agrees that Executive will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.
11. Cooperation with Company.  Executive agrees to cooperate, at the request of the Company, in the defense and/or prosecution of any charges, claims, investigations (internal or external), administrative proceedings and/or lawsuits relating to matters occurring during or relating to Executive's period of employment about which Executive may have relevant information.  Executive shall further reasonably cooperate with regard to the transition of Executive's job duties and business relationships or to assist with perfection of any intellectual property rights of Company.  Executive agrees to respond to reasonable requests for information from the Company in a timely manner.
12. Non-Disparagement.  Executive shall not engage, except as required by applicable law, in any conduct that involves the making or publishing of written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Company.
13. Agreement Confidential. Executive acknowledges and agrees that the terms of this Agreement, as well as all communications leading up to the execution of the Agreement, are strictly confidential.  Executive will not disclose the terms of this Agreement except to Executive's spouse, attorney or accountant.  In the event that Executive is requested or compelled via subpoena or other legal process to disclose the terms of this Agreement, Executive agrees to immediately inform the Company of such request to permit Company to challenge such subpoena or legal process prior to disclosure of the requested information or documentation.
14. No Admission of Liability.  No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Executive or to any third party.
15. Costs.  The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.
16. Authority.  Executive represents and warrants that Executive has the capacity to act on Executive's own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.
17. No Representations.  Executive represents that Executive has had the opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement.  Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
18. Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
19. Entire Agreement.  This Agreement, along with the Confidentiality Agreement, represents the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company.
20. No Oral Modification.  This Agreement may only be amended in writing signed by Executive and a duly authorized officer of the Company (other than Executive).
21. Governing Law.  This Agreement shall be governed by the laws of the State of Ohio, not including choice of law provisions.
22. Effective Date. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement.
23. Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
24. Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  The Parties acknowledge that:
(a) They have read this Agreement;
(b) They have had the opportunity of being represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
(c) They understand the terms and consequences of this Agreement and of the releases it contains;
(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MERIDIAN BIOSCIENCE, INC.

By: /s/ Jack Kenny
Its: Chief Executive Officer

Dated: February 20, 2018

RICHARD L. EBERLY

______________________________

Dated:  ________________, 2018